Exhibit 99.1

Duluth Holdings Inc. Announces Strong Holiday Results

Net Sales of $224.3 million increase 6.4% compared to 2020 Holiday Period

Reaffirms fiscal 2021 outlook

Company to participate in ICR Conference on Tuesday, January 11th

MOUNT HOREB, WI – January 10, 2022 – Duluth Holdings Inc. (dba, Duluth Trading Company) (“Duluth Trading” or the “Company”) (NASDAQ: DLTH), a lifestyle brand of men’s and women’s casual wear, workwear and accessories, today announced net sales results for the nine-week period from November 1, 2021 through January 2, 2022 (“Holiday Period”).

For updated Investor Presentation, please visit: https://ir.duluthtrading.com/

Highlights for the Nine-Week Holiday Period Ended January 2, 2022

•	Net sales increased 6.4% to $224.3 million compared to $210.9 million in the 2020 Holiday Period and increased 5.4% when compared to the same period in 2019

•	Retail net sales increased $21.7 million, or 37.8%, to $79.0 million compared to $57.3 million in the 2020 Holiday Period and decreased 4.5% when compared to the same period in 2019

•	Direct net sales decreased 5.4% to $145.3 million compared to $153.5 million in the 2020 Holiday Period and increased 11.7% when compared to the same period in 2019

Management Commentary

President and CEO, Sam Sato commented, “Our Holiday Period results reflect strength in our product offering, marketing effectiveness and customer demand despite facing continued supply chain headwinds. Our Holiday Period sales growth of 6.4% was achieved with excellent gross margin performance and we are pleased to reaffirm our fiscal 2021 outlook.”

Fiscal 2021 Outlook

•	Net sales in the range of $700 million to $715 million

•	Adjusted EBITDA in the range of $73 million to $75 million[1]

•	EPS in the range of $0.81 to $0.86 per diluted share

•	Capital expenditures, inclusive of software hosting implementation costs, of approximately $18 million

[1]	See Reconciliation of forecasted net income to forecasted EBITDA and forecasted EBITDA to forecasted Adjusted EBITDA in the accompanying financial tables.

ICR Conference 2022

Members of Duluth Trading’s management team will be meeting virtually with analysts and investors at the ICR Conference on January 10-12, 2022. The Company’s virtual presentation is scheduled for 8:30 A.M. Eastern Time on Tuesday, January 11, 2022. A live audio webcast will be available at the time of the event and may be accessed through the investor section of the Company’s website at https://ir.duluthtrading.com/ A replay of the audio webcast will be available after the event.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts included in this press release, including statements concerning Duluth Trading’s plans, objectives, goals, beliefs, business strategies, future events, business conditions, its results of operations, financial position and its business outlook, business trends and certain other information herein, including statements under the heading “Fiscal 2021 Outlook” are forward-looking statements. You can identify forward-looking statements by the use of words such as “may,” ”might,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “believe,” “estimate,” “project,” “target,” “predict,” “intend,” “future,” “budget,” “goals,” “potential,” “continue,” “design,” “objective,” “forecasted,” “would” and other similar expressions. The forward-looking statements are not historical facts, and are based upon Duluth Trading’s current expectations, beliefs, estimates, and projections, and various assumptions, many of which, by their nature, are inherently uncertain and beyond Duluth Trading’s control. Duluth Trading’s expectations, beliefs and projections are expressed in good faith, and Duluth Trading believes there is a reasonable basis for them. However, there can be no assurance that management’s expectations, beliefs, estimates, and projections will be achieved and actual results may vary materially from what is expressed in or indicated by the forward-looking statements. Forward-looking statements are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the forward-looking statements, including, among others, the risks, uncertainties, and factors set forth under Part 1, Item 1A “Risk Factors” in the Company’s Annual Report on Form 10-K filed with the SEC on March 26, 2021 and other factors as may be periodically described in Duluth Trading’s subsequent filings with the SEC. These risks and uncertainties include, but are not limited to, the following: the prolonged effects of COVID-19 on store traffic and disruptions to our distribution network, supply chains and operations; our ability to maintain and enhance a strong brand image; effectively adapting to new challenges associated with our expansion into new geographic markets; generating adequate cash from our existing stores to support our growth; effectively relying on sources for merchandise located in foreign markets; transportation delays and interruptions, including port congestion; inability to timely and effectively obtain shipments of products from our suppliers and deliver merchandise to our customers; the inability to maintain the performance of a maturing store portfolio; the impact of changes in corporate tax regulations; identifying and responding to new and changing customer preferences; the success of the locations in which our stores are located; our ability to attract and retain customers in the various retail venues and locations in which our stores are located; competing effectively in an environment of intense competition; our ability to adapt to significant changes in sales due to the seasonality of our business; price reductions or inventory shortages resulting from failure to purchase the appropriate amount of inventory in advance of the season in which it will be sold or global market constraints; increases in costs of fuel or other energy, transportation or utility costs and in the costs of labor and employment; failure of our information technology systems to support our current and growing business, before and after our planned upgrades; and other factors that may be disclosed in our SEC filings or otherwise. Forward-looking statements speak only as of the date the statements are made. Duluth Trading assumes no obligation to update forward-looking statements to reflect actual results, subsequent events or circumstances or other changes affecting forward-looking information except to the extent required by applicable securities laws.

Investor Contacts:

ICR, Inc.

(646) 277-1200

DuluthIR@icrinc.com

Table Below

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DULUTH HOLDINGS INC.

Reconciliation of Forecasted Net Income to Forecasted EBITDA and Forecasted EBITDA to Forecasted Adjusted EBITDA

For the Fiscal Year Ended January 30, 2022

(Unaudited)

(Amounts in thousands)

	Low	High
Forecasted
Net income	$26,500	$28,100
Depreciation and amortization	28,200	28,200
Amortization of internal-use software hosting subscription implementation costs	2,000	2,000
Interest expense	4,500	4,400
Amortization of build-to-suit operating leases capital contributions	800	800
Income tax expense	8,800	9,300

EBITDA	$70,800	$72,800
Stock based compensation	2,200	2,200

Adjusted EBITDA	$73,000	$75,000

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